EXHIBIT 10.8

FORM OF SUBLEASE

AGREEMENT OF SUBLEASE

                Agreement of Sublease ("Sublease") dated this  _____ day of April, 2006, between Cognisa Security, Inc., a Georgia corporation ("Sublessor") and JMJ Technologies, Inc., a Georgia corporation  ("Sublessee").

WITNESSETH:

                WHEREAS, Sublessor represents and warrants that it has leased approximately 12,222 rentable square feet in the building with a street address of 2000 RiverEdge Parkway, Suite GL-100, Atlanta, Georgia  30328 (the "Demised Premises"), pursuant to a lease agreement dated May 1, 2003, between Sublessor, as tenant, and CMD Realty Investment Fund III L.P., as landlord ("Landlord").

                WHEREAS, Sublessee desires to sublease from Sublessor approximately 6,501 rentable square feet known as Suite _____ located on the GL floor area of the Demised Premises as outlined on Exhibit "A" attached hereto (Subleased Premises") upon the terms hereinafter set forth;

                NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, it is hereby mutually covenanted and agreed as follows:

                1.             Subleased Premises and Term:  Sublessor hereby subleases the Subleased Premises to Sublessee and Sublessee hereby subleases the Subleased Premises from Sublessor upon and subject to the terms, covenants, rentals and conditions herein set forth, for a Term (the "Term") of thirty-eight (38) months commencing on July 1, 2006; (the "Commencement Date") and expiring on August 31, 2009 (the "Expiration Date") provided, however, that if the Lease shall be terminated for any reason prior to the Expiration Date, then this Sublease shall expire on the termination date of the Lease.  Sublessor will not enter into a mutual buyout agreement with Landlord that would impact Sublessee's ability to occupy the Subleased Premises under the terms of this Sublease.  If the Sublessor shall be unable to deliver possession of the Subleased Premises to Sublessee on the Commencement Date, for any reason, Sublessor shall not be subject to any liability for failure to tender possession on said date.  In such event, the rent covenanted to be paid herein shall not commence and the Commencement Date shall not occur until possession of the Subleased Premises is tendered to Sublessee.  No such failure to give possession on the Commencement Date shall in any other respect affect the validity of this Sublease or the obligations of Sublessee hereunder, nor shall the same be construed to extend the Term, which shall in all events expire on the Expiration Date as set forth herein.

                The period commencing with the Commencement Date (on the First day of the next calendar month in the event Commencement Date does not occur on the first date of a month) and ending on the last day of the twelfth calendar month thereafter shall constitute the first "lease year" as such term is used herein.  Each successive full twelve (12) month period during the Term shall constitute a "lease year" and any portion of the Term remaining after the last twelve (12) month period during said Term shall constitute the last "lease year" for the purpose of this Sublease.

                2.             Delivery of Sublease Premises.

                (a)            Delivery and Acceptance.  Sublessor shall deliver, and Sublessee agrees to accept, the Subleased Premises in its "as is" condition, except that Sublessor, at its cost, shall provide for construction of a demising wall between the Demised Premises and the Subleased Premises as outlined in Exhibit "A", plus the removal of one wall as shown on the plan to combine two rooms.

                (b)           Permits.   Sublessee shall be responsible for obtaining the occupancy permit for the Subleased Premises, and any other permits or licenses necessary for its lawful occupancy of the Subleased Premises.

                3.             Rent:  Commencing on the Commencement Date, Sublessee covenants and agrees to pay to Sublessor, at Sublessor's address (set forth below), as rent for the Subleased Premises.

                (a)           Base Annual Rent:               A Base Annual Rent of One Hundred Thirteen Thousand Seven Hundred Sixty-Seven and 50/100 Dollars ($113,767.50) payable in equal monthly installments of Nine Thousand Four Hundred Eighty and 63/100 Dollars ($9,480.63).  Sublessee shall pay the first installment of Base Annual Rent upon execution of this Sublease.  Sublessee shall pay the remaining monthly installments of Base Annual Rent in advance without prior demand, and without deduction or set-off of any kind, upon the first day of each and every calendar month throughout the Term.  The Base Annual Rent shall be increased by three (3%) on the anniversary date of each lease year.  Notwithstanding the above, the parties agree that the first three (3) months of Base Annual Rent due during the Term shall be abated.  Sublessee shall not be responsible for operating cost increases that are passed through to Sublessor under the Lease.

                4.             Use:        Sublessee shall use and occupy the Subleased premises for general office use, and for no other purpose unless consented to in writing by Sublessor and Landlord.

                5.             Security Deposit: Sublessee has deposited with Sublessor, simultaneously with the execution of this Sublease, the sum of Nine Thousand Four Hundred Eighty and 63/100 Dollars ($9,480.63) as a deposit (the "Security Deposit") to secure the prompt performance of Sublessee's obligations hereunder.  The Security Deposit may be commingled with Sublessor's general funds, if permitted by law.  Sublessor shall have the right, to cure any default, in which event Sublessee shall be obligated to deposit with Sublessor the amount necessary to restore the Security Deposit to its original amount within five (5) days after written notice from Sublessor.  To the extent not forfeited or otherwise used as provided herein and provided the Subleased Premises are vacated in good condition, reasonable wear and tear excepted, as described in Section 15, the Security Deposit shall be returned, without interest, to Sublessee within thirty (30) days after the termination of this Sublease.  If the Sublessee fails to take possession of the Subleased Premises as required by this Sublease, the Security Deposit shall not be deemed liquidated damages and Sublessor's use of the Security Deposit shall not preclude Sublessor from recovering from Sublessee all additional damages incurred by Sublessor.

                6.             Incorporation of Lease:       Except as herein otherwise expressly provided, all of the terms of the Lease as they pertain to the Subleased Premises are hereby incorporated into and made a part of this Sublease as if stated at length herein, and Sublessee accepts this Sublease subject to, and hereby, during the Term of this Sublease, assumes all of the terms, covenants, conditions and agreements contained in the Lease with respect to the Subleased Premises, to be performed by Sublessor thereunder.  The parties hereto agree that subject to the provisions of this Sublease, wherever the words "Demised Premises" or words of similar import appear in the Lease, the same shall be deemed to mean the Subleased Premises and wherever the words "Landlord" and "Tenant" appear in the Lease, the words shall be deemed to refer to Sublessor and Sublessee respectively, so that, subject to the provisions of this Sublease and with respect only to the Subleased Premises, Sublessor shall have the rights and powers of the Landlord under the Lease, and Sublessee shall have and does hereby agree to be bound by and accepts all the rights, powers, duties and obligations of the Tenant under the Lease; provided, however, that notwithstanding the foregoing, Sublessor shall have no obligation to perform or furnish any of the work, services, repairs or maintenance undertaken to be made by Landlord under the Lease, or any other term, covenant or condition required to be performed by Landlord under the Lease.  Sublessee covenants and agrees that it shall do nothing which shall have the effect of creating a breach of any of the terms, covenants and conditions of the Lease.  To the extent applicable to the Subleased Premises, Sublessee shall have the benefit of each and every covenant and agreement made by Landlord to Sublessor under the Lease.  In the event that Landlord shall fail or refuse to comply with any of the respective provisions of the Lease, Sublessor shall have no liability on account of any such failure or refusal, provided that the Sublessee shall have the right to exercise in the name of the Sublessor all the rights to enforce compliance on the part of Landlord as are available to the Sublessor with respect to the Subleased Premises.  Sublessor hereby agrees to cooperate with and execute, all at Sublessee's expense, all instruments and supply information reasonably required by Sublessee in order to enforce such compliance.  Sublessee hereby agrees to indemnify and hold Sublessor harmless of and from any and all damages, liabilities, obligations, costs, claims, losses, demands, and expenses, including reasonable attorneys' fees, which may be incurred by Sublessor in or as a result of such cooperation and any allowance to Sublease or other reduction or adjustment of the rent, Sublessor shall not be responsible for furnishing electrical, elevator, heating, air conditioning, cleaning, window washing or other services, nor for any maintenance or repairs in or to the Subleased Premises or the building of which it is a part or to any of the facilities or equipment therein.

                7.             Subordinate to Lease.  This Sublease is subject and subordinate in all respects to the Lease, Sublessee acknowledges that it has received a copy of the Lease, which is attached hereto as Exhibit B.

                8.             Transmittal of Notices and Demands:  Sublessor shall promptly, within 7 business days of receipt, transmit to Landlord any notice or demand received from Sublessee and shall promptly, within 7 business days of receipt, transmit to Sublessee any notice or demand received from Landlord.  Sublessee shall promptly, within 7 business days of receipt, transmit to Sublessor any notice or demand received from Landlord or any other party relating to the Subleased Premises (other than in the ordinary course of Sublessee's business).

                9.             Landlord's Consent to Certain Acts:  Sublessee agrees that in any case where the provisions of the Lease or this Sublease require that consent or approval of Landlord or Sublessor prior to the taking of any action, it shall be a condition precedent to the taking of such an action that the prior consent or approval of Landlord shall have been obtained if Landlord's consent must be obtained under the Lease in such cases.  Sublessee agrees that Sublessor shall not have any duty or responsibility with respect to obtaining the consent or approval of Landlord when the same is required under the terms of the Lease, other than the transmission by Sublessor to Landlord of Sublessee's request for such consent or approval.

                10.           Sublessor's Right to Cure Sublessee's Default:  Sublessee shall not do or suffer or permit anything to be done which would cause the Lease to be terminated or forfeited by virtue of any rights of termination or for forfeiture reserved or vested in Landlord or by law or in equity.  If Sublessee shall default in the performance of any of its obligations under this Sublease or under the Lease, Sublessor, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Sublessee upon prior notice.  If Sublessor makes any expenditures or incurs any obligation for the payment of money in connection therewith, such sums paid or obligations incurred shall be deemed to be Additional Rent hereunder and shall be paid to Sublessor by Sublessee on demand.

                11.           Broker(s):  Both Sublessor and Sublessee represent and warrant to each other that Grubb & Ellis Company ("Broker"), represents Sublessor in this transaction and that  McWhirter Realty Partners ("Co-Broker") represents Sublessee in this transaction, and that neither party has dealt with any other broker or other intermediary in connection with this transaction.  Each Party shall save, defend and hold each other harmless from any claims or demands by real estate brokers (other than the Broker and Co-Broker), attorneys acting as brokers, agents or finders with whom the other party may have dealt in connection with this Sublease.  Sublessor shall pay the Broker and Co-Broker all remuneration due resulting from this leasing transaction pursuant to a separate agreement between Sublessor and Broker.  The provisions of this paragraph shall survive the expiration or sooner termination of this Sublease.

                12.           Assignment of Sublease:  Sublessee shall not assign, mortgage or encumber this sublease, nor sublet, nor suffer or permit the Subleased Premises or any part thereof to be used by others except with the prior written consent of Sublessor and Landlord, which may be granted or withheld in their sole discretion.  In no event shall any assignment or subletting relieve Sublessee of its liability and responsibility to Sublessor under this sublease or to Landlord under the Lease in the absence of any express written agreement with Sublessor or Landlord, as the case may be, to that effect.

                13.           Eminent Domain, Loss by Casualty:  In the event of any taking by eminent domain or damage by fire or other casualty to the Subleased Premises thereby rendering the Subleased Premises wholly or in part untenantable, Sublessee shall acquiesce in and be bound by any action taken by or agreement entered into between Landlord and Sublessor with respect thereto.

                14.           Notice and Demands:  Any notice or other communication required or permitted to be given hereunder by either party shall be effected in writing (i) by personal delivery, (ii) by registered or certified mail, postage prepaid, or (iii) by overnight commercial courier.  All such notices or other communications shall be deemed received as of the date of personal delivery, three (3) days after the date of mailing, or one (1) day after the date of deposit with overnight courier.  Notices shall be mailed or delivered to the respective addresses set forth below:

IF TO SUBLESSOR:                                                                                             With a copy to:

                Michael J. Hogsten, Esq.                                                                    Ms. Gail M. Crowder
                Senior Vice President and General Counsel                                     Senior Vice President
                Cognisa Security, Inc.                                                                         Grubb & Ellis
                2000 RiverEdge Parkway Suite GL-100                                             3333 Peachtree Road, Third Floor
                Atlanta, GA 30328                                                                                Atlanta, GA  30326

IF TO SUBLESSEE:

                Prior to Commencement Date:                                                         After Commencement Date:
                Mr. Kane St. John                                                                                Mr. Kane St. John
                Chief Operating Officer                                                                       Chief Operating Officer
                JMJ Technologies, Inc.                                                                       JMJ Technologies, Inc.
                3100 Cumberland Blvd.                                                                       2000 RiverEdge Parkway
                Suite 1750                                                                                              Suite _____
                Atlanta, GA  30339                                                                               Atlanta, GA  30328

Either party may from time to time change its address for notices by giving the other party notice thereof in accordance with this Paragraph.

                15.           Alterations to Subleased Premises:  Sublessee covenants at all times during the term of this Sublease not to make any alterations or additions to the Subleased Premises of any nature whatsoever without the prior written consent of Sublessor and Landlord, which may be granted or withheld in their sole discretion.  In the event Sublessee obtains Sublessor's and Landlord's consent and all necessary governmental approvals and permits, Sublessee shall have the right to make such alterations at Sublessee's sole expense.  All alterations and additions made by Sublessee to the Subleased Premises shall remain upon the Subleased Premises and be surrendered with the Subleased Premises at the expiration of the Term without disturbance, molestation or injury, unless otherwise specified by Sublessor or Landlord.  Should Sublessor or Landlord elect that any alterations or additions made by Sublessee upon the Subleased Premises be removed upon the expiration of the Term, Sublessee agrees that Sublessor or Landlord shall have the right to cause same to be removed at Sublessee's sole cost and expense.  Sublessee agrees to reimburse Sublessor agrees to reimburse Sublessor or Landlord for the cost of such removal and repairing any damage resulting therefrom.

                16.           Surrender of Subleased Premises:  Upon the expiration or other termination of this Sublease, Sublessee covenants to quit and surrender to Sublessor or Landlord, as the case may be, the Subleased Premises, broom clean, in good order and condition, ordinary wear and tear damage by fire or other casualty excepted, and at Sublessee's expense to remove all property of Sublessee.  Any property not so removed shall be deemed to have been abandoned by Sublessee and may be retained or disposed of at Sublessee's expense by Sublessor or Landlord, as either may desire.

                17.           Access:  Sublessee shall have access to the Building and the Subleased Premises twenty-four (24) hours per day, seven (7) days per week.

18.           Parking:  Per the Lease Agreement.

                19.           Insurance:  Sublessee shall maintain insurance as required under the Lease in the amounts stated in the Lease, with Sublessor named as an additional insured.  Sublessee shall furnish to Sublessor certificates of such insurance and other evidence satisfactory to Sublessor of the maintenance of all insurance coverage required hereunder.

                20.           Quiet Enjoyment:  So long as Sublessee shall observe and perform all of the covenants and agreements binding on it hereunder, (i) Sublessee shall at all times during the Term hereof peacefully and quietly have and enjoy possession of the Subleased Premises without hindrance by Sublessor, and (ii) Sublessor shall not default under the Lease, and (iii) Sublessor shall maintain the Lease in full force and effect throughout the Term hereof, unless a termination is caused by factors beyond Sublessor's control.

                21.           Continuing Obligation of Sublessor:  Sublessor expressly acknowledges and confirms that this sublease of the Lease and Landlord's consent thereto, in no way releases it, or in any way mitigates or modifies it obligations under the Lease to provide for the timely and proper performance of all terms and conditions of the Lease undertaken by the Tenant of the Leased Premises.  Sublessee further agrees that (i) Landlord and Sublessor may change, modify or amend the Lease in any way, including rent to be paid thereunder, without any manner releasing or relieving Sublessee of its liability under the Lease, and (ii) Sublessor shall remain fully liable under all terms, covenants, and conditions of the Lease to the end of the term of the Lease.  However, any such change, modification or amendment that materially and adversely affects Sublessee's obligations or liabilities under the Lease or Sublease shall not be binding upon Sublessee without its consent.

                22.           Landlord's Consent:  This Sublease is subject to and conditioned upon the written consent of Landlord to this subletting, such consent to be given by Landlord executing that Consent to Sublease in the form attached hereto as Exhibit C.

                23.   Use of Furniture:    Sublessor is subleasing the Subleased Premises to Sublessee with certain existing furniture in place.  The furniture is being leased in its as-is, where-is condition, without representation or warranty of any kind.  Sublessee shall use the furniture only for its intended purposes.  Sublessee shall insure the furniture for its full replacement value.  All loss, damage and cost (including, without limitation, repair and replacement) of the furniture shall be the sole responsibility of Sublessee.  All lost and/or damaged furniture shall be repaired or replaced by Sublessee at its sole cost.  At the end of the Term of this Sublease, provided that Sublessee is not in monetary default of the Sublease, ownership of the furniture shall pass from Sublessor to Sublessee.   If Sublesssee is in monetary default at the end of the Term, Sublessess has the right to cure such default within 10 days of written notice to obtain ownership of the furniture.  A listing of the items to be retained within the suite for Sublessee's use is attached hereto as Exhibit D.

                24.   Right of First Refusal:   Provided that Subleassee is not in default under the Sublease, Sublessee shall have the Right of First Refusal to expand into approximately 5,721 rentable square feet of contiguous space (the "Expansion Space") under the terms and conditions to be mutually agreed upon, if said Expansion Space shall become available for lease during the term of the Sublease.

                25.    If any negligent or intentional act of Sublessee, it agents, employees or contractors, adversely impacts or disrupts the operation of Sublessor's computer facility, Sublessee will indemnify Sublessor for all costs of restoring operation of the computer facility and the equipment therein and any damages occasioned thereby.

                26.   If any negligent or intentional act of Sublessor, it agents, employees or contractors, adversely impacts or disrupts the operation of Sublessee's computer facility, Sublessor will indemnify Sublessee for all costs of restoring operation of the computer facility and the equipment therein and any damages occasioned thereby.

                IN WITNESS WHEREOF, the parties hereto have duly executed this instrument the day and year first above written.

                SUBLESSOR:

                COGNISA SECURITY, INC.

                By:          _________________________                   (Seal)                                                                                         Title:                 _________________________

                Date:       _________________________

                SUBLESSEE:

                JMJ  TECHNOLOGIES, INC.

                By:          _________________________                   (Seal)

                Title        _________________________

                Date:       _________________________

EXHIBIT "A"

SUBLEASED PREMISES

EXHIBIT "B"

LEASE

EXHIBIT "C"

LANDLORD CONSENT

EXHIBIT "D"

FURNITURE INVENTORY